Exhibit 10(iii)(A)(x)

                        Description of Agreement between
                              Harvey Rosenthal and
                              Melville Corporation



     In consideration of his acceptance of the position of President and Chief Operating Officer, in the event Melville Corporation ("Melville") terminates Harvey Rosenthal's employment at any time for other than cause, Melville has agreed to pay Mr. Rosenthal his then annual base salary for a period of two years commencing upon termination. Such payments shall be made in 24 monthly installments and medical and dental coverage shall continue during this period.